INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in Registration Statements Nos. 33-30243, 33-46474, and 33-85132 on Form S-8 of our report dated January 9, 1998 appearing in or incorporated by reference in this Annual Report on Form 10-KSB of Informedics, Inc. for the year ended October 31, 1997.

/s/ Deloitte & Touche LLP
    Portland, Oregon

January 29, 1998